CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Pre-Effective Amendment to the Registration Statement on Form N-1A of the THOR Low Volatility ETF (the “Fund”), a series of shares of THOR Financial Technologies Trust, and to the use of our report dated August 26, 2022 on the Fund’s financial statement as of August 8, 2022. Such financial statement appears in the Fund’s Statement of Additional Information.

BBD, LLP

Philadelphia, Pennsylvania

August 29, 2022

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